EXHIBIT 99.1
Liquidity Sources

				Available at
Facility	Funding	Reliability	Capacity	6/30/07
			(in billions)	(in billions)

Countrywide Financial Corporation

Commercial Paper	Whole Loan Inventory, Warehouse	High	$11.4	$5.5	(1)

Countrywide Home Loans

Asset Backed CP (supported by bank commitments)
Gestation Conduit	Agency Eligible Inventory	High	$5.0	$1.7
Park Monaco	All Collateral	High	$10.4	$9.9

Total			$15.4	$11.6	(1)

Extendible ABCP (3rd Party Support)
Park Granada	Prime 1st Lien Inventory	Moderate	$20.6	$14.5
Park Sienna	Nonprime and Prime 1st Lien Inventory	Moderate	$10.1	$8.6
Warehouse Conduit	Warehouse Advances	Moderate / High	$4.0	$3.0

Total			$34.7	$26.0

Repurchase Agreements	Whole Loan Inventory and MBS	Moderate / Low	$33.3	$31.6

Total CFC and CHL			$94.7	$74.7

Countrywide Bank

FHLB Advances	Prime 1st Lien and 2nd Lien Whole Loans	High	$40.7	$11.9	(1)
Repurchase Agreements	Unpledged AAA Securities	High	$17.4	$17.2	(1)
Fed Funds	Prime First Lien, Agency and Private Label MBS	Moderate / High	$6.0	$5.2

Total Bank			$64.2	$34.3

Countrywide Securities Corporation

Secured Financing Agreements	Agency and Private Label MBS and ABS	Moderate / Low	$124.7	$81.3

Total Short-Term Liquidity Capacity and Availability at June 30, 2007			$283.6	$190.3

Long-term debt maturing within six months				$(3.8)

Net available liquidity at June 30, 2007				$186.5

(1)	Highly reliable short-term funding liquidity available at June 30, 2007 was $46.2 billion.